Exhibit 10.14
THIS 15% SENIOR SUBORDINATED NOTE DUE 2008 AND THE INDEBTEDNESS AND OTHER PAYMENT OBLIGATIONS EVIDENCED HEREBY ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED IN RIGHT OF PAYMENT TO THE EXTENT AND IN THE MANNER SET FORTH IN THOSE CERTAIN SUBORDINATION AGREEMENTS DATED AS OF EVEN DATE HEREWITH BY AND AMONG VOLCANO THERAPEUTICS, INC., FFC PARTNERS II, L.P., FFC EXECUTIVE PARTNERS II, L.P. AND SILICON VALLEY BANK VOLCANO THERAPEUTICS, INC. AND FFC PARTNERS II, L.P., FFC EXECUTIVE PARTNERS II, L.P. AND VENTURE LENDING & LEASING III, INC.
VOLCANO THERAPEUTICS, INC.
15% Senior Subordinated Note Due 2008

$283,906	December 9, 2003
          VOLCANO THERAPEUTICS, INC., a Delaware corporation (“Issuer”), for value received, hereby jointly and severally promises to pay to FFC Executive Partners II, L.P. (“Purchaser”) or registered assigns on the ninth day of December, 2008 the amount of TWO HUNDRED EIGHTY THREE THOUSAND NINE HUNDRED SIX DOLLARS ($283,906).
          This Senior Subordinated Note is one of the 15% Senior Subordinated Notes Due 2008 of the Issuer in the aggregate principal amount of $20,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note and Warrant Purchase Agreement, dated as of December 9, 2003 (as from time to time amended, modified or supplemented in accordance with its terms, the “Note Purchase Agreement”), entered into by and among the Issuer, the Purchaser and the other parties thereto, and this Senior Subordinated Note and the holder hereof are entitled with the holders of all other Notes outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein, to which Note Purchase Agreement reference is hereby made for a statement thereof. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note Purchase Agreement.
          The principal amount of the Indebtedness evidenced hereby (including without limitation any interest thereof capitalized pursuant to Section 2.1(c) of the Note Purchase Agreement), and all other amounts payable with respect to this Senior Subordinated Note, shall be payable in Dollars and in the amounts and on the dates and the terms specified in the Note Purchase Agreement, the terms of which are hereby incorporated by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and on such dates and at such times, and pursuant to such calculations, as are specified in the Note Purchase Agreement. The date and amount of interest on the principal amount of this Senior Subordinated Note capitalized pursuant to the terms of Section 2.1(c) of the Note Purchase Agreement shall be recorded by

Purchaser on the schedule attached hereto or any continuation thereof, provided that the failure of the Purchaser to make any such recordation shall not affect the obligations of Issuers to make a payment when due of any amount owing under the Note Purchase Agreement or this Senior Subordinated Note.
          If any payment on this Senior Subordinated Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
          Upon the occurrence of any one or more of the Events of Default specified in the Note Purchase Agreement, all amounts then remaining unpaid on the Notes may be declared to be or may automatically become immediately due and payable as provided in the Note Purchase Agreement.
          Time is of the essence of this Senior Subordinated Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Issuer.
          Except as provided in the Note Purchase Agreement, this Senior Subordinated Note may not be assigned by the Purchaser to any person.
          THIS SENIOR SUBORDINATED NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

VOLCANO THERAPEUTICS, INC.

By:	/s/ Scott Huennekens

Name: Scott Huennekens
Title: President & CEO

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